Exhibit 99.2
Techni-Core, Inc. and Subsidiaries
Consolidated Condensed Balance Sheets
September 30, 2008 and September 29, 2007
(in thousands)

	September 30,	September 29,
	2008	2007
	(unaudited)	(unaudited)

Assets

Cash	$422	$282
Accounts receivable, net of allowance for doubtful accounts 2008 $505; 2007 $1,348	36,752	33,162
Income taxes receivable	3,504	518
Inventories	65,116	64,924
Deferred income taxes	6,959	6,627
Prepaid expenses	986	748

Total current assets	113,739	106,261

Property, Plant and Equipment
Land, buildings and improvements	15,518	14,176
Machinery and equipment	27,612	22,204
Office furniture and equipment	2,353	1,988
Computer equipment	14,554	14,706
Construction in process	2,281	5,222

	62,318	58,296
Less accumulated depreciation and amortization	43,747	41,749

	18,571	16,547

Deferred Income Taxes	—	764

Goodwill	4,510	4,510

Other	1,772	2,704

	$138,592	$130,786

The accompanying unaudited notes are an integral part of these consolidated condensed financial statements.

	September 30,	September 29,
	2008	2007
	(unaudited)	(unaudited)

Liabilities and Stockholders’ Equity (in thousands)

Current Liabilities
Excess of outstanding checks over bank balance	$—	$2,499
Accounts payable	12,726	7,723
Accrued expenses	33,927	4,548
Accrued employee benefit plan contributions	1,566	2,263
Warranty reserve	2,054	1,370
Deferred revenue	113	12
Revolving loan payable	18,610	—
Financing obligation	2,921	—
Income taxes payable	621	—

Total current liabilities	72,538	18,415

Deferred Income Taxes	73	—
Deferred Rent	662	142
Revolving Loan Payable	—	23,912
Financing Obligation	—	3,267

Total liabilities	73,273	45,736

Minority Interest	27,946	44,178

Stockholders’ Equity
Common stock, $1 par value; 10,000 shares authorized, 8,000 shares issued and outstanding	8	8
Additional paid-in capital	380	380
Retained earnings	36,985	40,484

	37,373	40,872

	$138,592	$130,786

The accompanying unaudited notes are an integral part of these consolidated condensed financial statements.

Techni-Core, Inc. and Subsidiaries
Consolidated Condensed Statements of Operations
Period from January 1, 2008 through September 30, 2008
and Period from January 1, 2007 through September 29, 2007
(in thousands)

	Period from	Period from
	January 1, 2008	January 1, 2007
	through	through
	September 30,	September 29,
	2008	2007
	(unaudited)	(unaudited)

Sales	$152,312	$140,791

Cost of sales	113,853	97,774

Gross profit	38,459	43,017

Selling, general and administrative expenses	27,965	26,212
Research and development expenses	4,434	3,684

	32,399	29,896

Operating income	6,060	13,121

Interest expense	1,687	1,925

Income before income tax expense and minority interest	4,373	11,196

Income tax expense	2,292	3,643

Income before minority interest	2,081	7,553

Minority interest in net income of consolidated subsidiary	(2,114)	(5,966)

Net (loss) income	$(33)	$1,587

The accompanying unaudited notes are an integral part of these consolidated condensed financial statements.

Techni-Core, Inc. and Subsidiaries
Consolidated Condensed Statements of Operations
Period from June 29, 2008 through September 30, 2008
and Period from July 1, 2007 through September 29, 2007
(in thousands)

	Period from	Period from
	June 29, 2008	July 1, 2007
	through	through
	September 30,	September 29,
	2008	2007
	(unaudited)	(unaudited)

Sales	$51,973	$48,059

Cost of sales	42,603	35,617

Gross profit	9,370	12,442

Selling, general and administrative expenses	10,348	10,329
Research and development expenses	1,644	1,195

	11,992	11,524

Operating (loss) income	(2,622)	918

Interest expense	608	666

(Loss) income before income tax benefit and minority interest	(3,230)	252

Income tax benefit	(1,706)	(1,232)

(Loss) income before minority interest	(1,524)	1,484

Minority interest in net loss (income) of consolidated subsidiary	2,366	(205)

Net income	$842	$1,279

The accompanying unaudited notes are an integral part of these consolidated condensed financial statements.

Techni-Core, Inc. and Subsidiaries

Consolidated Condensed Statements of Cash Flows
Period from January 1, 2008 through September 30, 2008
and Period from January 1, 2007 through September 29, 2007
(in thousands)

	Period from	Period from
	January 1, 2008	January 1, 2007
	through	through
	September 30,	September 29,
	2008	2007
	(unaudited)	(unaudited)

Cash Flows From Operating Activities
Net (loss) income	$(33)	$1,587
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation and amortization	3,157	2,810
Amortization of financing obligation	(274)	(180)
Deferred income taxes	(81)	(1,560)
Loss on disposal of property, plant and equipment	490	—
Minority interest in net income of consolidated subsidiary	2,114	5,966
Changes in assets and liabilities:
Accounts receivable	(1,930)	5,558
Income taxes receivable	(1,812)	(518)
Inventories	(182)	(7,808)
Prepaid expenses	(334)	241
Other assets	852	(140)
Accounts payable	4,579	(879)
Accrued expenses	4,454	(858)
Employee benefit plan contributions	(1,510)	(807)
Warranty reserve	388	251
Deferred revenue	(1,029)	(426)
Income taxes payable	569	(660)
Deferred rent	156	142

Net cash provided by operating activities	9,574	2,719

Cash Flows From Investing Activities
Purchases of property, plant and equipment,
Net cash used in investing activities	(5,055)	(5,369)

Cash Flows From Financing Activities
(Decrease) increase in excess of outstanding checks over bank balance	(639)	681
Net (repayments) borrowings on revolving loan payable	(2,805)	2,982
Common stock dividends paid	(956)	(956)

Net cash (used in) provided by financing activities	(4,400)	2,707

Net increase in cash	119	57

Cash:
Beginning of period	303	225

End of period	$422	$282

Supplemental Disclosures of Cash Flow Information
Cash payments for:
Interest	$912	$1,068
Income taxes	3,733	6,410
The accompanying unaudited notes are an integral part of these consolidated condensed financial statements.

Techni-Core, Inc. and Subsidiaries
Notes to Consolidated Condensed Financial Statements (Unaudited)
(in thousands)
Note 1. Nature of Business and Significant Accounting Policies
Nature of business: Techni-Core, Inc. (Techni-Core) is incorporated under the laws of the State of Delaware. Techni-Core owns all of the voting preferred stock as well as 15% of the common stock of MPC Products Corporation (MPC); 100% of Concorde Group Ltd. (CGL); and 100% of Electric Vehicle Systems (EVS). Techni-Core and its subsidiaries are hereafter referred to as the “Company.”
The minority interest in the consolidated financial statements represents the 85.00% ownership of the non-controlling stockholders’ interest in MPC.
The Company designs, manufactures and markets control devices for the commercial airline, defense, aerospace, and industrial controls industries. Credit terms to worldwide customers generally range between 10 and 180 days. All of the Company’s operations are located in Skokie, Illinois.
A summary of the Company’s significant accounting policies follows:
Principles of consolidation: The consolidated financial statements include the accounts of Techni-Core and its wholly owned subsidiaries (Electric Vehicle Systems, Inc. and Concorde Group, Ltd.). The accounts of MPC have also been consolidated on the basis of Techni-Core’s controlling ownership of MPC’s voting preferred stock. All significant intercompany transactions and accounts have been eliminated in consolidation.
On June 27, 2008, Techni-Core completed the sale of its wholly owned subsidiary EVS for $46 in gross cash proceeds and buyer’s assumption of certain liabilities and obligations totaling approximately $254. The sale resulted in a loss of approximately $419.
On August 8, 2008, the Company dissolved the wholly owned subsidiary CGL. CGL did not have ongoing operations, assets, or liabilities and the dissolution will have no material impact to the Company’s financial position, results of operations or cash flow.
Basis of presentation: The accompanying unaudited interim consolidated condensed financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial information and the instructions to Form 10-Q and Rule 8-03 of Regulation S-X under the Securities Exchange Act of 1934, as amended. Accordingly, they do not include all of the information and footnotes normally included in financial statements prepared in conformity with accounting principles generally accepted in the United States of America. All significant intercompany accounts and transactions have been eliminated. In the opinion of management, the interim consolidated condensed financial statements reflect all adjustments, consisting only of adjustments of a normal recurring nature considered necessary for a fair presentation of the results for the periods presented. Operating results for interim periods are not necessarily indicative of results that may be expected for the fiscal year as a whole. These unaudited interim consolidated condensed financial statements should be read in conjunction with the audited consolidated financial statements of the Company for the year ended December 31, 2007, and notes thereto, included in Exhibit 99.1.
Accounting estimates: The preparation of consolidated financial statements requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

Techni-Core, Inc. and Subsidiaries
Notes to Consolidated Condensed Financial Statements (Unaudited)
(in thousands)
Note 1. Nature of Business and Significant Accounting Policies (continued)
Financial instruments: The Company has no financial instruments for which the carrying value materially differs from fair value.
Cash concentration: Substantially all of the Company’s cash is held in one financial institution.
Accounts receivable: Accounts receivable are carried at original invoice amount less an estimate made for doubtful receivables based on a review of all outstanding amounts on a periodic basis. Management determines the allowance for doubtful receivables by identifying troubled accounts primarily by considering the age of the customer’s receivable and also by considering the creditworthiness of the customer as well as general economic conditions. Management considers an account receivable to be delinquent when it is more than sixty days past due. The Company generally does not charge interest on delinquent accounts. Accounts receivable are written off when deemed uncollectible. Recoveries of accounts receivable previously written off are recorded when received.
Inventories: Basic stock and routinely manufactured orders inventory (which is included in work in process and finished goods) is valued at the lower of cost or market. Cost for this inventory is determined on a moving average basis. Work in process and finished goods inventory for prototype projects represents accumulated contract costs related to contracts in process, net of amounts recognized on a percentage-of-completion (units-of-delivery method) basis and losses on loss contracts.
Property, plant and equipment: Property, plant and equipment are stated at cost. Equipment is depreciated principally on the sum-of-the-years-digits method based on the estimated useful lives of the related assets ranging between 3 and 10 years.
Buildings and leasehold improvements are amortized over the terms of the respective lease or useful lives of the asset, whichever is shorter.
Warranty reserve: The Company accrues a percentage of its sales for warranty expenses based on historical experience. The Company typically extends a one-year warranty on most products it sells.
Goodwill and intangible assets: The Company adopted the provisions of Statement of Financial Accounting Standards (SFAS) No. 142, Goodwill and Intangible Assets, effective January 1, 2002. SFAS 142 requires, among other things, the annual testing of goodwill for impairment and discontinuance of goodwill amortization.
Goodwill represents the excess of the purchase price over the fair value of the net assets acquired in the Company’s acquisition of common stock of MPC during 2002.
The Company’s definite-lived intangible assets related primarily to the customer relationships of MPC and are being amortized over a period of five to ten years. The amortized cost of definite-lived intangible assets totaling approximately $259 and $343 at September 30, 2008 and September 29, 2007, respectively, are classified as other long-term assets in the accompanying consolidated balance sheets. Accumulated amortization on these intangibles approximates $530 and $446 at September 30, 2008 and September 29, 2007, respectively.
Revenue recognition: The Company accounts for revenues associated with routinely manufactured orders when the orders are shipped to the customer, which is typically when title, risk and reward of ownership transfer to the buyer.

Techni-Core, Inc. and Subsidiaries
Notes to Consolidated Condensed Financial Statements (Unaudited)
(in thousands)
Note 1. Nature of Business and Significant Accounting Policies (continued)
Additionally, the Company generates substantial revenues under fixed-price and cost reimbursable contracts. Revenue from fixed-price contracts is recognized on the percentage-of-completion (units of delivery) method. Additionally, revenues recognized for services related to design and testing are based upon the completion of certain contractual milestones.
Revenue from cost-reimbursable-type contracts is recognized on the basis of reimbursable contract costs incurred during the period, including applicable fringe, overhead, and general administrative expenses, plus the fee earned.
Provision for estimated losses on uncompleted contracts is made in the period in which such losses are determined. Change in job performance, job conditions, and estimated profitability may result in revisions to costs and revenue, and are recognized in the period in which the revisions are determined.
Income taxes: Techni-Core and its wholly owned subsidiaries file a consolidated federal income tax return. MPC files a separate federal income tax return. Deferred taxes are provided on a liability method whereby deferred tax assets are recognized for deductible temporary differences and operating loss and tax credit carryforwards and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.
Newly issued accounting pronouncements: In July 2006, the Financial Accounting Standards Board (“FASB”) issued FASB Interpretation No. 48 (“FIN 48”) Accounting for Uncertainty in Income Taxes, an interpretation of FASB Statement No. 109. FIN 48 clarifies the accounting for uncertainty in income taxes recognized in financial statements in accordance with FASB Statement No. 109, Accounting for Income Taxes. FIN 48 prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. If there are changes in net assets as a result of application of FIN 48 these will be accounted for as an adjustment to the opening balance of retained earnings. Additional disclosures about the amounts of such liabilities will also be required. In October 2008, the FASB delayed the effective date of FIN 48 for certain nonpublic enterprises to annual financial statements for fiscal years beginning after December 15, 2008.
In September 2006, the FASB issued Statement of Financial Accounting Standards (SFAS) No. 157, Fair Value Measurements (“SFAS 157”), which defines fair value, establishes a framework for measuring fair value, and requires additional disclosures about a Company’s financial assets and liabilities that are measured at fair value. SFAS 157 does not change existing guidance on whether or not an instrument is carried at fair value. SFAS 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. In February 2008, the FASB issued FASB Staff Position (“FSP”) No. FAS 157-1, Application of FASB Statement No. 157 to FASB Statement No. 13 and Other Accounting Pronouncements That Address Fair Value Measurements for Purposes of Lease Classification or Measurement under Statement 13 (“FSP FAS 157-1”), which excludes SFAS No. 13, Accounting for Leases, and certain other accounting pronouncements that address fair value measurements, from the scope of SFAS 157. In February 2008, the FASB issued FSP No. FAS 157-2, Effective Date of FASB Statement No. 157 (“FSP FAS 157-2”), which provides a one-year delayed application of SFAS 157 for nonfinancial assets and liabilities, except for items that are recognized or disclosed at fair value in the financial statements on a recurring basis (at least annually). SFAS No. 157 was adopted effective January 1, 2008, and it did not have a material impact on the Company’s consolidated financial statements.

Techni-Core, Inc. and Subsidiaries
Notes to Consolidated Condensed Financial Statements (Unaudited)
(in thousands)
Note 1. Nature of Business and Significant Accounting Policies (continued)
In October 2008, the FASB issued FSP No. FAS 157-3, Determining the Fair Value of a Financial Asset in a Market That Is Not Active (“FSP FAS 157-3”), which clarifies the application of SFAS 157 when the market for a financial asset is inactive. Specifically, FSP FAS 157-3 clarifies how (1) management’s internal assumptions should be considered in measuring fair value when observable data are not present, (2) observable market information from an inactive market should be taken into account and (3) the use of broker quotes or pricing services should be considered in assessing the relevance of observable and unobservable data to measure fair value. The guidance in FSP FAS 157-3 did not have a material impact on the Company’s consolidated financial statements upon adoption of SFAS 157.
In February 2007, the FASB issued SFAS No. 159, The Fair Value Option for Financial Assets and Financial Liabilities—Including an Amendment of FASB Statement No. 115 (“SFAS 159”). SFAS 159 is expected to expand the use of fair value accounting but does not affect existing standards which require certain assets or liabilities to be carried at fair value. The objective of SFAS 159 is to improve financial reporting by providing companies with the opportunity to mitigate volatility in reported earnings caused by measuring related assets and liabilities differently without having to apply complex hedge accounting provisions. Under SFAS 159, a company may choose, at specified election dates, to measure eligible items at fair value and report unrealized gains and losses on items for which the fair value option has been elected in earnings at each subsequent reporting date. SFAS 159 is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. The Company did not elect the option to measure any existing financial instruments at fair value under SFAS 159.
In June 2007, the Emerging Issues Task Force (“EITF”) issued EITF 07-3, Accounting for Nonrefundable Advance Payments for Goods or Services to Be Used in Future Research and Development Activities (“EITF 07-3”). EITF 07- 3 addresses the diversity that exists with respect to the accounting for the non-refundable portion of a payment made by a research and development entity for future research and development activities. The EITF concluded that an entity must defer and capitalize non-refundable advance payments made for research and development activities, and expense these amounts as the related goods are delivered or the related services are performed. EITF 07-3 is effective for interim or annual reporting periods in fiscal years beginning after December 15, 2007. The Company does not expect the adoption of EITF 07-03 to have a material impact on its consolidated financial statements.
In November 2007, the EITF issued EITF 07-1, Accounting for Collaborative Arrangements (“EITE 07-1”). EITF 07-1, which will be applied retrospectively, requires expanded disclosures for contractual arrangements with third parties that involve joint operating activities and may require reclassifications to previously issued financial statements. EITF 07-1 is effective for interim or annual reporting periods beginning after December 15, 2008. The Company is currently evaluating the impact EITF 07-1 may have on consolidated financial statements.
In December 2007, the FASB issued SFAS No. 141 (Revised) Business Combinations (“SFAS 141(R)”). SFAS 141(R) is intended to improve, simplify, and converge internationally the accounting for business combinations. Under SFAS 141(R), an acquiring entity in a business combination must recognize the assets acquired, liabilities assumed, and any noncontrolling interest in the acquired entity at the acquisition date fair values, with limited exceptions. In addition, SFAS 141(R) requires the acquirer to disclose all information that investors and other users need to evaluate and understand the nature and financial impact of the business combination. SFAS 141(R) applies prospectively to business combinations for which the acquisition date is on or after the beginning of the first annual reporting period on or after December 15, 2008. Earlier adoption is prohibited.

Techni-Core, Inc. and Subsidiaries
Notes to Consolidated Condensed Financial Statements (Unaudited)
(in thousands)
Note 1. Nature of Business and Significant Accounting Policies (continued)
In December 2007, the FASB issued SFAS No. 160, Noncontrolling Interests in Consolidated Financial Statements — an Amendment of Accounting Research Bulletin (“ARB”) 51 (“SFAS 160”). This statement amends ARB 51 to establish accounting and reporting standards for the noncontrolling interest (minority interest) in a subsidiary and for the deconsolidation of a subsidiary. SFAS 160 establishes accounting and reporting standards that require (i) noncontrolling interests to be reported as a component of equity, (ii) changes in a parent’s ownership interest while the parent retains its controlling interest be accounted for as equity transactions, and (iii) any retained noncontrolling equity investment upon the deconsolidation of a subsidiary be initially measured at fair value. SFAS 160 is to be applied prospectively to business combinations consummated on or after the beginning of the first annual reporting period on or after December 15, 2008. SFAS 160 is effective for fiscal years beginning after December 15, 2008. The Company is currently evaluating the impact SFAS 160 may have on its consolidated financial statements.
In May 2008, the FASB issued SFAS No. 162, The Hierarchy of Generally Accepted Accounting Principles (“SFAS 162”). The new standard is intended to improve financial reporting by identifying a consistent framework, or hierarchy, for selecting accounting principles to be used in preparing financial statements that are presented in conformity with U.S. GAAP for nongovernmental entities. The new standard is effective 60 days following the Security and Exchange Commission’s approval of the Public Company Accounting Oversight Board amendments to AU Section 411, The Meaning of Present Fairly in Conformity with Generally Accepted Accounting Principles. The Company is currently assessing the impact that SFAS 162 may have on its consolidated financial statements.
Note 2. Inventories
Inventories at September 30, 2008 and September 29, 2007, consist of the following:

	2008	2007

Basic stock	$51,647	$54,615
Work-in-process and finished goods	18,048	15,682
Customer contracts in progress, net	2,116	4,079
Slow-moving and obsolescence reserves	(6,695)	(9,452)

	$65,116	$64,924

Note 3. Pledged Assets and Revolving Loan Payable
Through an amendment to the credit agreement dated August 18, 2008, and retroactively effective as of December 31, 2007, the Company replaced its $35,000 revolving loan agreement with a new $55,000 revolving loan agreement with its existing bank. The new loan agreement expires November 10, 2011, provides for a maximum borrowing of $55,000 which can be used for general corporate purposes, including business acquisitions and stand-by letters of credit, and payment to the United States Government for settlement of the Company’s federal investigation (Note 8). The Company can borrow at the bank’s prime rate (5.0 percent at September 30, 2008) or London Interbank Offered Rate (LIBOR) plus 1.75 percent. No borrowings were outstanding under LIBOR as of September 30, 2008. Advances borrowed under the revolving loan payable at September 30, 2008 and September 29, 2007, were $18,610 and $23,912, respectively. Amounts borrowed under the agreement are secured by substantially all of the assets of the Company and a mortgage on specific real property owned by Concorde Country Manor, Inc., an affiliate through common ownership. Additionally, borrowings under the revolving loan are guaranteed by Concorde Country Manor, Inc.

Techni-Core, Inc. and Subsidiaries
Notes to Consolidated Condensed Financial Statements (Unaudited)
(in thousands)
Note 3. Pledged Assets and Revolving Loan Payable (continued)
The agreement contains provisions which restrict the declaration or payment of dividends (other than stock dividends) or other distributions on, and the acquisition of, the Company’s common stock. The credit agreement also contains certain financial covenants. At September 30, 2008 and September 29, 2007, the Company was in compliance with all financial covenants.
Note 4. Employee Benefit Plans
The Company has a defined contribution pension plan and a profit sharing plan. Employees with one year of service are eligible to participate.
The Company’s defined contribution pension plan required Company contributions, including forfeitures, equal to ten percent of the compensation of plan participants. It was the Company’s policy to fund accrued costs on an annual basis. The plan was amended effective January 1, 2000. The Company no longer makes contributions to the plan.
Prior to 2000, contributions to the profit sharing plan were at the Company’s discretion. The profit sharing plan was amended effective January 1, 2000. A 401(k) portion of the plan was added, to which employees can specify a fixed percentage of eligible compensation to be contributed, up to 60 percent of gross wages, to the extent permitted by law. The plan provides that the Company make a “safe harbor” contribution equal to three percent of each participant’s eligible compensation into their 401(k) on an annual basis, and it also allows the Company to make discretionary contributions. The plan was amended effective January 1, 2007 to provide for a base matching contribution. The plan provides that the Company contribute 50 percent of an employee’s contributions to the plan up to 4 percent of his/her contributions. The Company’s safe harbor contributions totaled approximately $1,575 and $1,485 for the periods ending September 30, 2008 and September 29, 2007, respectively. The Company’s discretionary contributions totaled approximately $0 and $727 for the periods ending September 30, 2008 and September 29, 2007, respectively. The Company’s matching contributions totaled approximately $769 and $638 for the periods ending September 30, 2008 and September 29, 2007, respectively.

Techni-Core, Inc. and Subsidiaries
Notes to Consolidated Condensed Financial Statements (Unaudited)
(in thousands)
Note 5. Income Taxes
Deferred tax assets consist of the following components as of September 30, 2008 and September 29, 2007:

	2008	2007

Deferred tax assets:
Accounts receivable	$192	$1,193
Inventories	4,343	5,106
Accrued expenses	2,874	372
Loss carryforward	—	547
Financing obligation	1,704	1,739
Other	—	101

	9,113	9,058
Less valuation allowance	336	810

	8,777	8,248

Deferred tax liabilities:
Property, plant and equipment	(1,460)	(567)
Prepaid expenses	(431)	(290)

	(1,891)	(857)

	$6,886	$7,391

At September 30, 2008, the Company had net operating loss carryforwards of approximately $1,608 which begin to expire in 2023.
As of September 30, 2008 and September 29, 2007, management has provided a valuation allowance of $336 and $810, respectively, due to the uncertainty of realizing certain deferred tax assets in the future.
The Company’s deferred tax assets are classified in the accompanying consolidated balance sheets at September 30, 2008 and September 29, 2007, as follows:

	2008	2007

Current assets	$6,959	$6,627
Noncurrent assets	—	764
Noncurrent liabilities	(73)	—

	$6,886	$7,391

Techni-Core, Inc. and Subsidiaries
Notes to Consolidated Condensed Financial Statements (Unaudited)
(in thousands)
Note 5. Income Taxes (continued)
Income tax expense for the period from January 1, 2008 through September 30, 2008 and the period from January 1, 2007 through September 29, 2007, consisted of the following:

	2008	2007

Current expense	$2,373	$5,203
Deferred benefit	(81)	(1,560)

	$2,292	$3,643

Reconciliations of income tax expense computed at the statutory federal income tax rate to the Company’s income tax expense for the period from January 1, 2008 through September 30, 2008 and the period from January 1, 2007 through September 29, 2007, are as follows:

	2008	2007

Computed “expected” tax expense	$1,487	$3,807
Increase (decrease) resulting from:
State income tax, net of federal tax benefit	430	723
Nondeductible expenses	266	72
Research and development credits	—	(988)
Domestic manufacturer’s deduction	(108)	(290)
Other	217	319

	$2,292	$3,643

Research and development credits were not available to the Company under current tax laws between January 1, 2008 and September 30, 2008; however, the credits were retroactively extended on October 1, 2008, through legislation. The Company’s management intends to utilize qualifying expenditures during 2008 to obtain research and development credits.

Techni-Core, Inc. and Subsidiaries
Notes to Consolidated Condensed Financial Statements (Unaudited)
(in thousands)
Note 6. Operating Leases and Related Party Transactions
The Company and its subsidiaries lease certain production facilities under various operating leases, expiring in February 2011 or January 2022, including several leases from an affiliate. Under the terms of the leases, the Company bears the costs of maintaining the leased property, real estate taxes and insurance.
Approximate future minimum lease payments under these operating leases at September 30, 2008, are as follows:

	Leases from	Other
	Related Parties	Leases

2008	$602	$290
2009	2,449	1,191
2010	2,498	1,224
2011	418	1,258
2012	—	1,293
Thereafter	—	12,805

	$5,967	$18,061

These future minimum rental payments include rental payments related to the sale leaseback transaction discussed below. Total lease expenses, including common area maintenance, real estate taxes and insurance expenses, totaled $3,414 and $3,248 for the periods ending September 30, 2008 and September 29, 2007, respectively, of which $1,806 and $1,799, respectively, was paid to an affiliate.
Security deposits totaling approximately $1,487 and $2,185 paid by the Company to a related party in connection with the operating leases are classified as other long-term assets in the accompanying consolidated balance sheets at September 30, 2008 and September 29, 2007, respectively.
During 2002, the Company sold two of its production facilities to Concorde Country Manor, a company affiliated by common ownership and entered into operating leases for these facilities. As a result of continued involvement in the leased asset, recognition of the sale of the property and the related gain have been deferred. A financing obligation amounting to $4,483 was recorded in connection with the sale. Rent expense paid by the Company under lease agreements for these facilities has been offset by interest expense and a reduction of the financing obligation in the consolidated financial statements.

Techni-Core, Inc. and Subsidiaries
Notes to Consolidated Condensed Financial Statements (Unaudited)
(in thousands)
Note 7. Warranty Reserve
Changes in the Company’s warranty reserve for the periods ending September 30, 2008 and September 29, 2007, are as follows:

	2008	2007

Balance at the beginning of the period	$1,666	$1,119
Provision for warranties issued during the period	1,924	1,362
Settlements made during the period	(1,536)	(1,111)

Balance at the end of the period	$2,054	$1,370

Note 8. Contingencies and Commitments
Federal Investigation
In June 2005, the Company became aware of an investigation being conducted by the United States Attorney’s Office for the Northern District of Illinois and the Department of Defense (“DoD”) involving pricing of the Company’s government contracts. The Company retained counsel to represent it, has cooperated in the investigation, and has reached a settlement in principle of all claims with the United States Attorney’s Office.
As agreed in principle, the settlement will involve the Company’s payment of approximately $25,252 in fines, penalties, restitution and legal costs, which are classified as accrued expenses in the accompanying consolidated balance sheet reported in Accrued Expenses. The Company has adequate financial resources to pay the $25,252 through a combination, at the Company’s discretion, of government provided financing and through an additional $20,000 of expanded financing capacity provided under the Company’s revolving loan payable (Note 3). Final settlement language is still being negotiated.
The Company is engaged in settlement discussions with the DoD to resolve administrative suspension or debarment matters. While the DoD has not indicated that an administrative suspension or debarment will be imposed, such action could have a material adverse effect on the Company’s financial condition, results of operations and prospects. To improve its compliance, the Company has implemented several courses of action which include improving internal controls, strengthening policies and procedures, providing employee training, and conducting internal audits. Management currently believes that the actions taken may allow the Company to avoid a debarment or suspension by the DoD.
The Company’s reputation could be adversely affected. The Company relies on its long-term customer relationships to maintain its operations. The Company is devoting resources to maintain customer confidence and the Company’s economic growth, which could be adversely impacted by this investigation. The existence of the government investigation was published in the media in 2005. As a result, most of the Company’s major customers have inquired about the investigation. To date, the Company believes each inquiring customer has been satisfied that the Company will continue to supply product, and the Company has not suffered any loss of business and sales volume as the result of the investigation.

Techni-Core, Inc. and Subsidiaries
Notes to Consolidated Condensed Financial Statements (Unaudited)
(in thousands)
Note 9. Subsequent Event
On October 1, 2008, Woodward Governor Company and Subsidiaries (“Woodward”) acquired all of the outstanding stock of Techni-Core and all of the outstanding stock of MPC not held by Techni-Core for approximately $383,000. Woodward paid cash at closing of approximately $338,000, a portion of which was used by Woodward to repay the Revolving Loan Payable balance of MPC in an aggregate amount equal to approximately $18,610. Due to the Woodward acquisition, the Revolving Loan Payable and the Financing Obligation have both been classified as a current liability in the accompanying balance sheet at September 30, 2008. Otherwise both obligations would have been properly classified as long term liabilities at September 30, 2008.